Exhibit 99.1

Perella Weinberg Reports Third Quarter 2024 Results
Financial Overview - Third Quarter
•Revenues of $278 Million, Up 100% From a Year Ago
•Adjusted Pre-Tax Income of $52 Million, GAAP Pre-Tax Income of $36 Million
•Adjusted EPS of $0.34; GAAP Diluted EPS of $0.24
Financial Overview - Nine Months
•Revenues of $652 Million, Up 50% From a Year Ago
•Adjusted Pre-Tax Income of $97 Million, GAAP Pre-Tax Loss of $(96) Million
•Adjusted EPS of $0.69; GAAP Diluted EPS of $(1.61)
Talent Investment
•Year-to-Date Added Five New Partners and Eleven New Managing Directors
Capital Management
•Strong Balance Sheet with $335 Million of Cash, Cash Equivalents and Short-Term Investments and No Debt
•Year-to-Date Retired Approximately 12.3 Million Shares and Share Equivalents through Purchase, Exchange and Net Settlement
•Year-to-Date Returned $215 Million to Equity Holders
•Declared Quarterly Dividend of $0.07 Per Share

“We delivered another record quarter and for the nine-month period produced the highest revenue in the Firm’s history. Our performance demonstrates the strength of our franchise and the benefit of our increasing scale and broadening client coverage in an improving operating environment. Our priority remains providing best-in-class advice to our clients, and in turn, delivering more value for our shareholders,” stated Andrew Bednar, Chief Executive Officer.

NEW YORK, NY, November 8, 2024 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the third quarter ended September 30, 2024.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Revenues

For the third quarter of 2024, revenues were $278.2 million, an increase of 100% from $139.0 million for the third quarter of 2023. For the nine months ended September 30, 2024, revenues were $652.4 million, an increase of 50% from $436.0 million for the nine months ended September 30, 2023. The higher revenues in both current year periods was attributable to increased mergers and acquisition and financing and capital solutions activity, driven by larger transactions and related fee events across the business.

Expenses

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)				(Dollars in Millions)
Total compensation and benefits	$202.3	$189.2	$127.8	$93.0	$628.2	$443.7	$393.8	$291.9
% of Revenues	73%	68%	92%	67%	96%	68%	90%	67%
Non-compensation expenses	$40.0	$37.9	$37.9	$34.3	$124.1	$116.1	$113.3	$105.2
% of Revenues	14%	14%	27%	25%	19%	18%	26%	24%

Three Months Ended

GAAP total compensation and benefits were $202.3 million for the third quarter of 2024, compared to $127.8 million for the third quarter of 2023. Adjusted total compensation and benefits were $189.2 million for the third quarter of 2024, compared to $93.0 million for the same period a year ago. The increase in total compensation and benefits was due to a larger bonus accrual on an absolute dollar basis associated with higher revenues along with a higher compensation margin.

GAAP non-compensation expenses were $40.0 million for the third quarter of 2024, compared to $37.9 million for the third quarter of 2023. Adjusted non-compensation expenses were $37.9 million for the third quarter of 2024, compared to $34.3 million for the same period a year ago. The increase in non-compensation expenses was largely driven by higher depreciation expense tied to office renovations and an increase in general, administrative and other expenses and technology related spend.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Nine Months Ended

GAAP total compensation and benefits were $628.2 million for the nine months ended September 30, 2024, compared to $393.8 million for the prior year period. The current period compensation expense includes the second quarter impact of the one-time accelerated vesting of certain partnership unit awards (the “Vesting Acceleration”). Adjusted total compensation and benefits were $443.7 million for the nine months ended September 30, 2024, compared to $291.9 million for the same period a year ago. The increase in total compensation and benefits was due to a larger bonus accrual on an absolute dollar basis associated with higher revenues along with a higher compensation margin.

GAAP non-compensation expenses were $124.1 million for the nine months ended September 30, 2024, compared to $113.3 million for the prior year period. Adjusted non-compensation expenses were $116.1 million for the nine months ended September 30, 2024, compared to $105.2 million for the same period a year ago. The increase in non-compensation expenses was largely driven by an increase in professional fees including consulting and legal, higher depreciation expense tied to office renovations and relocations, and bad debt write-offs, partially offset by lower rent and occupancy costs.

Provision for Income Taxes

Perella Weinberg Partners currently owns 64.6% of the operating partnership (“PWP OpCo”) and is subject to U.S. federal and state corporate income tax on its allocable share of earnings. Income earned by the operating partnership is subject to certain state, local, and foreign income taxes.

For purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A common stock, and as if all of our adjusted results for the period were subject to U.S. corporate income tax. For the nine months ended September 30, 2024, the effective tax rate for adjusted if-converted net income was 29%. This tax rate includes a $3.4 million benefit from the vesting of restricted stock units at a share price higher than the grant price.

Balance Sheet and Capital Management

As of September 30, 2024, PWP had $335.1 million of cash, cash equivalents and short-term investments in U.S. Treasury securities. The Firm has no outstanding indebtedness and has an undrawn revolving credit facility.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

During the nine months ended September 30, 2024, PWP returned $215.1 million in aggregate to our equity holders through (i) the settlement of 6,149,211 PWP OpCo units in connection with the one-time Vesting Acceleration at a price of $14.07 per unit and the net settlement of 3,773,416 share equivalents at an average price per share of $16.28, (ii) the settlement of exchanges of 1,343,257 PWP OpCo units for cash at $15.17 per unit and the repurchase of 1,000,000 shares pursuant to a contractual repurchase right at $15.00 per share, (iii) the payment of $16.2 million in distributions to limited partners, and (iv) the payment of aggregate dividends of $15.6 million to Class A common stockholders. Certain tax withholding amounts related to the above activity were accrued and unpaid as of September 30, 2024 and are expected to be paid within one year.

At September 30, 2024, there were 57.0 million shares of Class A common stock and 31.2 million partnership units outstanding.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on December 18, 2024 to Class A common stockholders of record on December 4, 2024.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Conference Call and Webcast

Management will host a webcast and conference call on Friday, November 8, 2024 at 9:00 am ET to discuss Perella Weinberg’s financial results for the third quarter ended September 30, 2024.

A webcast of the conference call will be made available in the Investors section of Perella Weinberg’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 579-2543
•International: (785) 424-1789
•Conference ID: PWPQ324

Replay

A replay of the call will also be available two hours after the live call through November 15, 2024. To access the replay, dial (800) 839-5687 (Domestic) or (402) 220-2569 (International). The replay can also be accessed on the Investors section of PWP’s website at https://investors.pwpartners.com/.

For those who listen to the rebroadcast of the call, we remind you that the remarks made are as of November 8, 2024, and have not been updated subsequent to the initial earnings call.

About Perella Weinberg

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The Firm offers a wide range of advisory services to clients in some of the most active industry sectors and global markets. With approximately 700 employees, Perella Weinberg currently maintains offices in New York, London, Houston, San Francisco, Paris, Los Angeles, Chicago, Calgary, Denver, and Munich. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2024 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$278,242	$139,003	$652,367	$435,974
Expenses
Compensation and benefits	174,080	84,872	392,643	261,051
Equity-based compensation	28,225	42,892	235,530	132,775
Total compensation and benefits	202,305	127,764	628,173	393,826
Professional fees	9,367	10,256	32,170	26,546
Technology and infrastructure	8,852	8,045	26,749	25,850
Rent and occupancy	6,170	6,766	18,307	20,858
Travel and related expenses	4,497	4,134	13,782	13,634
General, administrative and other expenses	6,027	5,036	17,769	16,226
Depreciation and amortization	5,130	3,694	15,318	10,168
Total expenses	242,348	165,695	752,268	507,108
Operating income (loss)	35,894	(26,692)	(99,901)	(71,134)
Non-operating income (expenses)
Related party income	—	221	—	770
Other income (expense)	457	2,542	3,859	1,488
Total non-operating income (expenses)	457	2,763	3,859	2,258
Income (loss) before income taxes	36,351	(23,929)	(96,042)	(68,876)
Income tax expense (benefit)	7,508	(191)	25,960	552
Net income (loss)	28,843	(23,738)	(122,002)	(69,428)
Less: Net income (loss) attributable to non-controlling interests	12,473	(21,689)	(36,500)	(62,615)
Net income (loss) attributable to Perella Weinberg Partners	$16,370	$(2,049)	$(85,502)	$(6,813)
Net income (loss) per share attributable to Class A common shareholders
Basic	$0.29	$(0.05)	$(1.61)	$(0.16)
Diluted	$0.24	$(0.27)	$(1.61)	$(0.84)
Weighted-average shares of Class A common stock outstanding
Basic	55,513,159	43,123,465	53,115,490	42,731,252
Diluted	69,795,656	86,647,697	53,115,490	86,593,581

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total compensation and benefits—GAAP	$202,305	$127,764	$628,173	$393,826
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	(16,045)	(143,714)	(54,648)
Public company transaction related incentives(2)	(13,070)	(12,350)	(37,527)	(35,733)
Business realignment costs(3)	—	(6,392)	(3,249)	(11,497)
Adjusted total compensation and benefits	$189,235	$92,977	$443,683	$291,948

Non-compensation expense—GAAP	$40,043	$37,931	$124,095	$113,282
TPH business combination related expenses(4)	(1,645)	(1,645)	(4,935)	(4,935)
Business Combination transaction expenses(5)	(484)	(1,210)	(3,054)	(2,375)
Settlement related expenses(6)	—	(809)	—	(809)
Adjusted non-compensation expense(7)	$37,914	$34,267	$116,106	$105,163

Operating income (loss)—GAAP	$35,894	$(26,692)	$(99,901)	$(71,134)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	16,045	143,714	54,648
Public company transaction related incentives(2)	13,070	12,350	37,527	35,733
Business realignment costs(3)	—	6,392	3,249	11,497
TPH business combination related expenses(4)	1,645	1,645	4,935	4,935
Business Combination transaction expenses(5)	484	1,210	3,054	2,375
Settlement related expenses(6)	—	809	—	809
Adjusted operating income	$51,093	$11,759	$92,578	$38,863

Income (loss) before income taxes—GAAP	$36,351	$(23,929)	$(96,042)	$(68,876)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	16,045	143,714	54,648
Public company transaction related incentives(2)	13,070	12,350	37,527	35,733
Business realignment costs(3)	—	6,392	3,249	11,497
TPH business combination related expenses(4)	1,645	1,645	4,935	4,935
Business Combination transaction expenses(5)	484	1,210	3,054	2,375
Settlement related expenses(6)	—	809	—	809
Adjustments to non-operating income (expenses)(8)	38	1,287	226	2,725
Adjusted income before income taxes	$51,588	$15,809	$96,663	$43,846

Income tax expense (benefit)—GAAP	$7,508	$(191)	$25,960	$552
Tax impact of non-GAAP adjustments(9)	3,178	3,381	(7,350)	5,265
Adjusted income tax expense	$10,686	$3,190	$18,610	$5,817

Net income (loss)—GAAP	$28,843	$(23,738)	$(122,002)	$(69,428)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	16,045	143,714	54,648
Public company transaction related incentives(2)	13,070	12,350	37,527	35,733
Business realignment costs(3)	—	6,392	3,249	11,497
TPH business combination related expenses(4)	1,645	1,645	4,935	4,935
Business Combination transaction expenses(5)	484	1,210	3,054	2,375
Settlement related expenses(7)	—	809	—	809
Adjustments to non-operating income (expenses)(8)	38	1,287	226	2,725
Tax impact of non-GAAP adjustments(9)	(3,178)	(3,381)	7,350	(5,265)
Adjusted net income	$40,902	$12,619	$78,053	$38,029

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted net income	$40,902	$12,619	$78,053	$38,029
Less: Adjusted income tax expense	(10,686)	(3,190)	(18,610)	(5,817)
Add: If-converted income tax expense(10)	16,303	5,183	27,923	11,451
Adjusted if-converted net income	$35,285	$10,626	$68,740	$32,395

Weighted-average diluted shares of Class A common stock outstanding	69,795,656	86,647,697	53,115,490	86,593,581
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs(11)	—	2,682,303	9,564,794	1,561,627
Weighted average number of incremental shares from if-converted PWP OpCo units(12)	32,727,568	—	36,778,325	—
Weighted-average adjusted diluted shares of Class A common stock outstanding	102,523,224	89,330,000	99,458,609	88,155,208

Adjusted net income per Class A share—diluted, if-converted	$0.34	$0.12	$0.69	$0.37

Key metrics: (13)
GAAP operating income (loss) margin	12.9%	(19.2)%	(15.3)%	(16.3)%
Adjusted operating income margin	18.4%	8.5%	14.2%	8.9%
GAAP compensation ratio	73%	92%	96%	90%
Adjusted compensation ratio	68%	67%	68%	67%
GAAP effective tax rate	21%	1%	(27)%	(1)%
Adjusted if-converted effective tax rate	32%	33%	29%	26%

Notes to GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP OpCo includes the amortization of legacy awards granted to certain partners prior to the business combination that closed on June 24, 2021 (the “Business Combination”) and the amortization of awards granted by PWP Professional Partners LP (the “Professional Partners Awards”), which were subject to the Vesting Acceleration in the second quarter of 2024. The vesting of these awards did not economically dilute PWP shareholders’ interests relative to the interests of other investors in PWP OpCo. The legacy awards were fully amortized as of September 30, 2023.
(2)Public company transaction related incentives includes equity-based compensation for transaction-related restricted stock units (“RSUs”) and performance restricted stock units (“PSUs”) which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(3)During the second quarter of 2023, we began a review of the business, which resulted in headcount reductions in order to improve compensation alignment and to provide greater flexibility to advance strategic opportunities. Costs were incurred through the first quarter of 2024 and included separation and transition benefits and the accelerated amortization (net of forfeitures) of certain equity-based awards, including certain Professional Partners Awards and transaction-related RSUs and PSUs, which would have been adjusted through adjustments (1) and (2) above notwithstanding the business realignment.
(4)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. The adjustment reflects the amortization of intangible assets associated with the acquisition, and such assets will be fully amortized by November 30, 2026.
(5)Transaction costs that were expensed associated with the Business Combination, including (i) equity-based vesting for transaction-related RSUs issued to non-employees and (ii) costs incurred related to the partnership restructuring that was contemplated during the implementation of the up-C structure at the time of the Business Combination.
(6)Certain expenses incurred related to the previously reported settlement with the staff of the SEC (the “Settlement”).

(7)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(8)Includes (i) the amortization of debt discounts and issuance costs for all periods presented, (ii) minimal charges related to the Vesting Acceleration for the nine months ended September 2024, (iii) the $1.25 million charge related to the Settlement for the three and nine months ended September 30, 2023, and (iv) a non-operating loss on investment for the nine months ended September 2023.
(9)The adjusted income tax expense represents the Company’s calculated tax expense on adjusted non-GAAP results. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(10)The if-converted income tax expense represents the Company's calculated tax expense on adjusted non-GAAP results assuming the exchange of all partnership units for PWP Class A common stock, resulting in all of the Company’s results for the period being subject to corporate-level tax.
(11)Represents the dilutive impact under the treasury stock method of unvested RSUs and PSUs.
(12)Represents the dilutive impact assuming the vesting and conversion of all PWP OpCo units to shares of Class A common stock.
(13)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended September 30, 2024
	GAAP	Adjustments		Adjusted
Professional fees	$9,367	$(484)	(1)	$8,883
Technology and infrastructure	8,852	—		8,852
Rent and occupancy	6,170	—		6,170
Travel and related expenses	4,497	—		4,497
General, administrative and other expenses	6,027	—		6,027
Depreciation and amortization	5,130	(1,645)	(2)	3,485
Non-compensation expense	$40,043	$(2,129)		$37,914

	Three Months Ended September 30, 2023
	GAAP	Adjustments		Adjusted
Professional fees	$10,256	$(2,019)	(3)	$8,237
Technology and infrastructure	8,045	—		8,045
Rent and occupancy	6,766	—		6,766
Travel and related expenses	4,134	—		4,134
General, administrative and other expenses	5,036	—		5,036
Depreciation and amortization	3,694	(1,645)	(2)	2,049
Non-compensation expense	$37,931	$(3,664)		$34,267

	Nine Months Ended September 30, 2024
	GAAP	Adjustments		Adjusted
Professional fees	$32,170	$(3,054)	(1)	$29,116
Technology and infrastructure	26,749	—		26,749
Rent and occupancy	18,307	—		18,307
Travel and related expenses	13,782	—		13,782
General, administrative and other expenses	17,769	—		17,769
Depreciation and amortization	15,318	(4,935)	(2)	10,383
Non-compensation expense	$124,095	$(7,989)		$116,106

	Nine Months Ended September 30, 2023
	GAAP	Adjustments		Adjusted
Professional fees	$26,546	$(3,184)	(3)	$23,362
Technology and infrastructure	25,850	—		25,850
Rent and occupancy	20,858	—		20,858
Travel and related expenses	13,634	—		13,634
General, administrative and other expenses	16,226	—		16,226
Depreciation and amortization	10,168	(4,935)	(2)	5,233
Non-compensation expense	$113,282	$(8,119)		$105,163

(1)Reflects an adjustment to exclude transaction costs associated with the Business Combination.
(2)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.
(3)Reflects an adjustment to exclude transaction costs associated with the Business Combination and certain expenses related to the Settlement.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.